UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2006

Mattson Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24838	77-0208119
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

47131 Bayside Parkway
Fremont, California    94538
(Address of principal executive offices including zip code)

(510) 657-5900
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 3, 2006, Mattson Technology, Inc. (the "Company" or "Mattson") received a written Staff Determination notice from the Nasdaq Stock Market, Listing Qualifications Department, stating that the Company is not in compliance with Nasdaq's Marketplace Rule 4310(c)(14) because the Company has not timely filed its Annual Report on Form 10-K for the year ended December 31, 2005. Mattson issued a press release on April 7, 2006 disclosing its receipt of this notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In response to the notice from Nasdaq, Mattson has requested a hearing before a Nasdaq Listing Qualifications Panel to review and appeal the Staff Determination. Delisting of Mattson's securities will be stayed pending a decision by the hearing panel. There can be no assurance that the hearing panel will grant the Company's request for continued listing. Mattson also intends to file its Annual Report on Form 10-K for the year ended December 31, 2005 as soon as practicable.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.
Exhibit	Description
99.1	Press Release dated April 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 7, 2006

Mattson Technology, Inc.

By: /s/ Ludger Viefhues

Ludger Viefhues
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated April 7, 2006. Also provided in PDF format as a courtesy.